UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-15177

52-1233960

(State of other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

490 Villaume Avenue, South St. Paul, MN 55075
(Address of Principal Executive Offices) (Zip Code)

 (Registrant’s telephone number, including area code)    (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

Item 5.		Other Events

On June 1, 2004, the Company, and Laurus Master Fund, Ltd. amended certain terms of various agreements between Digital Angel Corporation and Laurus Master Fund, Ltd. dated July 31, 2003 and August 28, 2003. The amendments limit Laurus’ conversions of the notes and provide the Company and its parent corporation, Applied Digital Solutions, the opportunity to purchase the common stock converted by Laurus.  In consideration for these changes, the Company agreed to not prepay certain notes in cash prior to maturity.  Additionally, Laurus agreed to convert a portion of the notes equal to 150,000 shares of the Company’s common stock.  These amendments are documented in a Letter Agreement dated June 1, 2004 which has been included as Exhibit 2.1 to this Form 8-K.

Item 7.		Exhibits and Reports on Form 8-K.

	(a)	No financial statements are required to be filed as part of this Current Report on Form 8-K.

	(b)	No pro forma financial information is required to be filed as part of this Current Report on Form 8-K.

	(c)	The following exhibit is filed as part of this Current Report on Form 8-K

		2.1	Letter Agreement between Laurus Master Fund, Ltd. , Digital Angel Corporation and Applied Digital Solutions Inc. dated June 1, 2004

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2004

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Vice-President of Finance and Chief Financial Officer